                              AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                            FIRST OMAHA FUNDS, INC.
                                      AND
                      SUNSTONE DISTRIBUTION SERVICES, LLC

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios effective as of the date hereof:


        Name of Fund                          Effective Date
        ------------                          --------------
        U.S. Government Obligations Fund      January 1, 1997

        Equity Fund                           January 1, 1997

        Short/Intermediate Fixed Income Fund  January 1, 1997

        Fixed Income Fund                     January 1, 1997

        Small Cap Value Fund                  January 1, 1997

        Balanced Fund                         January 1, 1997

        Growth Fund                           March 29, 1998





This amended Schedule A is dated and effective as of this 29th day of March, 1998.

FIRST OMAHA FUNDS, INC.                 SUNSTONE FINANCIAL GROUP, INC.

By:                                     By:
   -------------------------------         ---------------------------------